SMITH CORONA CORPORATION

              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN













                                       Restated and Amended as of
                                                    July 28, 1989
                                Amended through November 16, 1993




                           INTRODUCTION


         On July 25, 1983 the SCM Corporation Full Benefit Retirement Plan for Salaried Employees was adopted. The purpose of the Plan was to provide eligible employees the full retirement benefit to which they would be entitled under the SCM Corporation Retirement Plan for Salaried Employees but for the maximum benefit limitations under Section 415 of the Internal Revenue Code.

         Effective July 1, 1985 the SCM Corporation Full Benefit
Retirement Plan for Salaried Employees was renamed the SCM
Corporation Supplemental Executive Retirement Plan and was amended in its entirety to change the plan from an excess plan to a supplemental retirement program and to apply it to, amongst others, eligible executives of Smith Corona Corporation.

         As of July 28, 1989, Smith Corona Corporation became a public company with an offering of its common stock on the New York Stock Exchange. After such offering, the SCM Corporation Supplemental Executive Retirement Plan was split so that an identical Supplemental Executive Retirement Plan covering only eligible executives of Smith Corona Corporation was assumed by Smith Corona Corporation. Such plan was renamed the Smith Corona Corporation Supplemental Executive Retirement Plan and has been amended and restated in its entirety to read as set forth herein.

         It is intended that the Plan, as amended, be a nonqualified, unfunded, deferred compensation plan for "a select group of management or highly compensated employees" as that term is used in the Employee Retirement Income Security Act of 1974, as amended, ("ERISA").

         The purpose of the Plan is to supplement other sources of retirement income in order to provide a total objective benefit for retiring executives or beneficiaries of deceased executives.

                            SECTION 1

                           DEFINITIONS


         The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

         1.1 "Average Final Compensation" means the highest average annual Compensation for any 3 calendar years in the final 10 years of employment with the Company or, if greater, the average annual Compensation for the 36 month period immediately preceding his Retirement Date.

         1.2 "Board of Directors" means the board of directors of Smith Corona Corporation.

         1.3 "Change of Control" means (1) a reorganization, consolidation, or merger of the Company with or into another entity, (2) a sale, transfer or lease of substantially all of the Company's property or (3) the acquisition by an entity or group not affiliated with Hanson Plc or the Company, of 20% or more of the outstanding shares of common stock of the Company unless Hanson Plc also owns 20% or more of the outstanding shares of common stock of the Company on and after such acquisition.

         1.4 "Company" means Smith Corona Corporation, any predecessor thereto or any subsidiary or affiliate thereof, and any person, firm, corporation or partnership which may succeed to its business.

         1.5 "Compensation" means, with respect to any period, the sum of the amount reported by the Company to the Internal Revenue Service as the Participant's compensation for such period and the amount of any "salary deferral contributions" made on such Participant's behalf to the Smith Corona Corporation Retirement Savings and Investment Plan; but exclusive of termination or severance pay, prizes, awards, grievance settlements, overseas cost of living allowances, relocation allowances, mortgage assistance, executive perquisites, stock options, stock awards, distributions under the Smith Corona Corporation Supplemental Performance Plan, and such other extraordinary items of remuneration as the Plan Administrator shall determine from time to time.

         1.6  "Committee" means the Compensation and Benefits
Committee of the Board of Directors.

         1.7  "Credited Service" means a Participant's period
(or periods) of employment with the Company (including employment with SCM Corporation and with an entity prior to being acquired by SCM Corporation, if approved by the Board of Directors), subject to a maximum of 30 years. However, a Participant who upon his retirement or death meets the eligibility requirements for a benefit under Section 3 (Retirement Date) or Section 6 (Death Benefits), shall be deemed to have no less than 5 years of Credited Service for purposes of determining the amount of benefit payable under the Plan. Credited Service shall be computed in years with any fraction of a year treated as a full year.

         1.8 "Deferred Retirement Date" means the first day of the month coincident with or immediately following the date a Participant actually retires after his Normal Retirement Date pursuant to the provisions of Section 3.2 (Deferred Retirement
Date).

         1.9 "Early Retirement Date" means the first day of the month coincident with or immediately following the date a Participant retires prior to his Normal Retirement Date pursuant to the provisions of Section 3.3 (Early Retirement Date).


         1.10 "Executive" means an employee of the Company who is either an officer of the Company (including any subsidiary) or a member of senior management of a division of the Company.


         1.11 "Normal Retirement Date" means the first day of the month next following the date on which a Participant attains his 65th birthday.

         1.12  "Participant" means any Executive or former
Executive who is included in the Plan as provided in Section 2
(Participation).

         1.13 "Pension Offset" means the annual amount of pension that a Participant is entitled to receive, in the form of a straight life annuity commencing at age 65, from the Smith Corona Retirement Plan or from any other tax-qualified pension or profit sharing plan of the Company or a division or subsidiary of the Company (other than the Smith Corona Retirement Savings and Investment Plan).

         However, the portion of such benefit, if any, which is attributable to his own contributions shall be excluded. If the benefit is payable on a basis other than a straight life annuity commencing at age 65, the Plan Administrator shall adjust such benefit on an actuarial basis.

         1.14 "Plan" means the Smith Corona Corporation
Supplemental Executive Retirement Plan, as amended from time to time.

         1.15 "Plan Administrator" means the Compensation and
Benefits Committee except as to matters pertaining solely to a member of such Committee in which case it means the Board of Directors.

         1.16 "Retirement Date" means the Early Retirement Date, the Normal Retirement Date or the Deferred Retirement Date, whichever is applicable.

         1.17 "Social Security Benefit" means the estimated annual benefit which a Participant is or would be entitled to receive at age 65 under the Federal Social Security Act, as amended, and as in effect for persons covered by Social Security at the date his Credited Service ceases to accrue, whether or not he applies for such Social Security Benefit, and even though he may lose part or all of such Social Security Benefit through delay in applying for it, or by making application prior to age 65 for a reduced benefit, or by entering into covered employment, or for any other reason. In estimating such Social Security benefit no further earnings shall be anticipated after the date the Participant's Credited Service ceases.

         1.18 "Social Security Offset" means 1/60 of the
Participant's Social Security Benefit, multiplied by his years of Credited Service.

         1.19 "Smith Corona Retirement Plan" means the Smith
Corona Corporation Salaried Employees' Retirement Plan, as amended from time to time.

         1.20 The masculine pronoun wherever used shall include the feminine pronoun and the singular, the plural.

                            SECTION 2

                          PARTICIPATION


         2.1 Participation. The Plan Administrator shall select the Executives who are to be eligible to become
Participants in the Plan.

         2.2 Continuation of Participation. An Executive who has become a Participant in accordance with Section 2.1 shall continue as a Participant as long as he continues in the employment of the Company and thereafter as long as he is entitled to benefits under the Plan.

                            SECTION 3

                         RETIREMENT DATE



         3.1 Normal Retirement Date. A Participant who retires on his Normal Retirement Date (which is the first day of the month next following his 65th birthday) shall be entitled to a benefit as determined in accordance with Section 4.1 (Normal Retirement Benefit).

         3.2 Deferred Retirement Date. A Participant whose employment with the Company continues beyond his Normal
Retirement Date shall retire on a Deferred Retirement Date and shall be entitled to a benefit in accordance with Section 4.2
(Deferred Retirement Benefit).

         3.3 Early Retirement Date. Only with the consent of the Plan Administrator which can be withheld for any reason, a Participant who has not attained age 62, but who has either (a) attained age 50 and accrued 15 or more years of Credited Service or (b) attained age 60 and accrued 1 or more years of Credited Service, may retire at an Early Retirement Date. If such consent is required and given, the Participant shall be entitled to a benefit as determined in accordance with Section 4.3 ("Early Retirement Benefit").

                            SECTION 4

                       RETIREMENT BENEFITS


         4.1 Normal Retirement Benefit. The annual amount of benefit for a Participant retiring on his Normal Retirement Date shall be equal to (a) minus (b), as follows:

         (a) A percentage of his Average Final Compensation based on years of Credited Service, as follows:

Years of Credited Service             Percentage

     Less than 5              0%
         5 - 10              12.5%+2.5% for each year over 5
        10 - 19              25%+1.5% for each year over 10
        20 - 29              40%+1.0% for each year over 20
        30 or more           50%

              (b)  The sum of his Pension Offset and Social Security
Offset.

              4.2 Deferred Retirement Benefit. If a Participant is employed after his Normal Retirement Date and is entitled to a benefit in accordance with Section 3.2 (Deferred Retirement
Date), benefit payments to him shall be postponed until his actual retirement on his Deferred Retirement Date. At his Deferred Retirement Date, the Participant shall be entitled to the benefit computed under Section 4.1 based upon his years of Credited Service as of his Deferred Retirement Date.

              4.3 Early Retirement Benefit. A Participant retiring prior to his Normal Retirement Date, as provided in Section 3.3
(Early Retirement Date), shall be entitled to receive a benefit, commencing on his Normal Retirement Date, equal to the amount computed under Section 4.1 based on his Average Final
Compensation, Credited Service, Pension Offset and Social
Security Offset each determined on his Early Retirement Date.

              In lieu of such benefit commencing on his Normal Retirement Date, the Participant may elect to have his benefit commence on his Early Retirement Date. In such case the Participant's benefit shall equal a percentage of the benefit payable on his Normal Retirement Date, in accordance with the following schedule:

          Age at Date                      Percentage of
    Benefit Commencement                   Benefit Payable

             50                                      50%
             51                                      54%
             52                                      58%
             53                                      62%

          Age at Date                      Percentage of
    Benefit Commencement                   Benefit Payable

             54                                      66%
             55                                      70%
             56                                      74%
             57                                      78%
             58                                      82%
             59                                      86%
             60                                      90%
             61                                      95%
             62                                     100%
             63                                     100%
             64                                     100%


              4.4 Adjusted Age and Credited Service. The Plan Administrator may, in its sole discretion, determine an Adjusted Credited Service and/or an Adjusted Age for the Participant. The Adjusted Credited Service may be 1, 2, 3, 4 or 5 years more than the actual Credited Service (subject to the 30 year maximum on Credited Service). The Adjusted Age may be 1, 2, 3, 4 or 5 years more than his actual age.

              In determining the amount of pension in accordance with
Section 4 a Participant's Adjusted Age and Adjusted Credited
Service shall be used as if they were his actual age and Credited
Service.

              4.5 Change of Control. Notwithstanding any other Plan provision to the contrary, if the Company incurs a Change of Control, the Plan benefit formula in Section 4.1 shall automatically be modified to be (a) minus (b), as follows:

              (a) A percentage of his Average Final Compensation based on years of Credited Service, as follows:

Years of Credited Service             Percentage

             1 - 5            2.5% for each year
             5 - 10          12.5%+2.5% for each year over 5
       10 - 19               25%+1.5% for each year over 10
       20 - 29               40%+1.0% for each year over 20
       30 or more            50%

              (b) The sum of his Pension Offset and Social Security
Offset.
                            SECTION 5

                       DISABILITY BENEFITS


              5.1  Eligibility and Amount of Benefit.    If a
Participant who has 15 or more years of Credited Service shall become Totally and Permanently Disabled (as hereinafter defined) prior to his Normal Retirement Date he shall continue to accrue Credited Service during the period prior to his Normal Retirement Date that he remains Totally and Permanently Disabled. If such Participant remains Totally and Permanently Disabled he shall, upon attaining his Normal Retirement Date, be entitled to a benefit determined in accordance with the provisions of Section
4.1 (Normal Retirement Benefit), except that in the calculation of his Social Security Offset his Social Security Benefit shall be calculated as of the date on which he became Totally and Permanently Disabled. In lieu of the benefit to commence at his Normal Retirement Date, the Participant may, at any time after attaining age 50, elect to retire on an Early Retirement Date and receive a benefit determined in accordance with Section 4.2 (Early Retirement Benefit) based on his Credited Service at such date.

              For purposes of this Section 5.1, "Totally and Permanently Disabled" means a physical or mental condition which renders a Participant disabled to the extent he is eligible for and receiving Social Security Disability benefits; provided, however, that no Member shall be deemed to be Totally and Permanently Disabled if his incapacity (a) resulted from or consists of habitual drunkenness or addiction to narcotics, or
(b) was incurred, suffered or occurred while he was engaged in, or resulted from his having engaged in, a criminal enterprise, or
(c) was intentionally self-inflicted, or (d) arose out of service in the Armed Forces of any country.

              5.2 Medical Examination; Recovery From Disability. Any Participant who is accruing Credited Service pursuant to
Section 5.1 may be required by the Plan Administrator to submit from time to time to medical and physical examination and to submit evidence of his continued eligibility for Social Security Disability benefits. In the event that the Participant shall refuse to submit to examination, or if as the result of any such examination, the Plan Administrator shall determine that the Participant is no longer Totally and Permanently Disabled or if he fails to submit evidence of his continued eligibility for Social Security Disability benefits, such Participant shall cease to accrue Credited Service as provided in Section 5.1. Unless such Participant returns to active employment with the Company within such time period as the Plan Administrator shall specify, he shall be deemed to have terminated his employment or to have retired at an Early Retirement Date as of the first day of the month following the date his Credited Service ceased to accrue.

                            SECTION 6

                          DEATH BENEFITS


              6.1 Prior to Retirement. Upon the death of a Participant, either while an employee or after his retirement at an Early
Retirement Date but before his benefit commences, his surviving spouse, if any, shall be entitled to a benefit commencing on the first day of the month following the Participant's date of death and continuing thereafter for the lifetime of the surviving spouse. The amount of the benefit payable to the surviving spouse shall be equal to the benefit determined under Section 4.1
(Normal Retirement Benefit), based on his Average Final
Compensation, Credited Service, Pension Offset and Social
Security Offset each determined as of his date of death, multiplied by an Early Commencement Percentage based on the Participant's age at his date of death in accordance with the table below and further reduced to reflect the actuarial equivalent charge for the election of a 100% joint and survivor option under the Smith Corona Retirement Plan.

                Deceased Employee's      Early Commencement
              Age at Date of Death          Percentage

                35 or under                          5%
                36                                   8%
                37                                  11%
                38                                  14%
                39                                  17%

                40                                  20%
                41                                  23%
                42                                  26%
                43                                  29%
                44                                  32%

                45                                  35%
                46                                  38%
                47                                  41%
                48                                  44%
                49                                  47%
                51                                  54%
                52                                  58%
                53                                  62%

                54                                  66%
                55                                  70%
                56                                  74%
                57                                  78%
                58                                  82%
                59                                  86%

                60                                  90%
                Deceased Employee's      Early Commencement
              Age at Date of Death          Percentage

                50                                  50%
                61                                  95%
                62 or over                         100%

              If at any time on or after the Participant's death there is no surviving spouse but there are one or more dependent children under age 19 or, if students age 23, the benefit which would have been paid to a surviving spouse shall be paid in equal shares to the dependent children as long as each shall qualify.

              Benefit payments to a dependent child shall cease upon the earlier of (a) the last day of the month in which such child ceases to qualify as a dependent child, or (b) the last day of the month preceding the month in which such child dies. The share payable in respect of any such child shall subsequently increase by reason of the subsequent cessation of payments in respect of any other such child.

              For the purposes of determining dependency, a child shall be deemed dependent if the Participant, or the surviving spouse, whichever the case may be, provided one-half or more of such child's support during the year immediately prior to such Participant's or surviving spouse's death. The Plan Administrator shall determine on a uniform and nondiscriminatory basis the dependency of any person to whom a benefit may be payable under this Section 6.1, and such determination shall be final and conclusive.

              6.2 After Retirement. There are no benefits payable under the Plan in the event of the Participant's death after his retirement benefit has commenced unless an option is in effect in accordance with Section 8.2 (Optional Forms of Benefit).

                            SECTION 7

              IN EVENT OF TERMINATION OF EMPLOYMENT


              7.1 Termination Prior to Retirement. If a Participant's employment with the Company ceases for any reason and he is not eligible for a benefit under the provisions of Section 3
(Retirement Date), Section 5 (Disability Benefits) or Section 6
(Death Benefits), no benefits shall become payable to him or with respect to him.

              7.2 Termination After Eligibility for Retirement. A Participant whose employment with the Company ceases for any reason other than death, dishonesty or gross misconduct and who is eligible to retire under the provisions of Section 3
(Retirement Date), shall be deemed to have retired or to have been retired by the Company and shall be entitled to the appropriate benefits. If a Participant eligible to retire under
Section 3 is found by the Plan Administrator to have terminated employment with the Company on account of dishonesty or gross misconduct, he shall not be entitled to any benefits under the Plan.

                            SECTION 8

                 TIME AND FORM OF BENEFIT PAYMENT


              8.1  Normal Form of Benefit.  Except as otherwise provided in
Section 8.2, the retirement benefit shall be payable as a monthly annuity as of the last day of each calendar month for the life of the Participant with benefits ceasing with the payment due as of the last day of the month preceding the month in which the Participant's death occurs.

              8.2 Optional Forms of Benefit. If a Participant is entitled to a benefit from the Smith Corona Retirement Plan, his benefit under this Plan shall be paid in the same form as the Smith Corona Retirement Plan benefit is payable. If such form of payment is other than a straight life annuity, the amount of pension otherwise payable under this Plan shall be adjusted in the same manner that his benefit is to be adjusted under the Smith Corona Retirement Plan.

              8.3 Forfeiture of Benefits. Any Plan provision to the contrary notwithstanding, any benefit paid or payable to a Participant shall be subject to forfeiture in the event it is determined by the Plan Administrator that the Participant either
(i) engaged in fraud, dishonesty, embezzlement or similar conduct while employed by the Company, (ii) commits or is involved in any action after his employment termination which significantly harms the Company's reputation or (iii) within five years of his employment termination, is engaged as a business owner, employee or consultant in any activity which is in competition with any line of Company business existing as of the date of employment termination. If the Plan Administrator finds a violation of clause (iii) above, it may, in its sole discretion, furnish notice to the Participant that benefits, if any, paid under the Plan must be returned to the Company and/or that the benefits payable under the Plan are being suspended and will be forfeited unless the Participant discontinues the competitive activity within 30 days of the date such notice is given to the Participant.

                            SECTION 9

                      PROVISION OF BENEFITS


              9.1 Participant Contributions. Participants shall make no contributions under the Plan.

              9.2 Funding. The Company reserves the right to make provision for benefit payments through the purchase of insurance contracts or other funds held as part of the general assets of the Company or in a trust the assets of which are specifically designated for this purpose. Neither a Participant nor any other person entitled to benefits under the Plan shall be deemed to have any legal or equitable property interest in any specific asset of the Company. To the extent that any person acquires any right to receive Plan benefits, such right shall merely be a contractual obligation of the Company which shall be no greater than the rights of any general unsecured creditor of the Company.

                            SECTION 10

                    ADMINISTRATION OF THE PLAN

              10.1 Plan Administrator. The Committee shall be the Plan Administrator, except with respect to any matter relating exclusively to a member of the Committee in which case the Board of Directors shall serve as the Plan Administrator.

              10.2 Powers and Duties of the Plan Administrator. The Plan Administrator, in addition to all the powers and duties specified in the various provisions of the Plan, shall have the exclusive right to interpret the Plan and to decide any matter arising in connection with the administration of the Plan.

                            SECTION 11

                          MISCELLANEOUS


              11.1 Prohibition Against Encumbrance. Except in the case of a court order which meets the requirements of a "qualified domestic relations order" as defined in Section 414(p) of the Internal
Revenue Code of 1986, or otherwise required by law, no benefit under the Plan shall be alienated, assigned, disposed of, or in any manner encumbered while in the possession and control of the Company. For purposes of applying a qualified domestic relations order to the Plan, the Plan shall be deemed a qualified plan subject to the Internal Revenue Code and the Company's Vice
President - Human Resources, on behalf of the Plan Administrator, shall determine whether a court order meets the applicable requirements of the Internal Revenue Code. If the interest of any Participant of Participant's beneficiary would, but for this
Section 11.1, cease in whole or in part to be enjoyed by such individual, then the Plan Administrator, in its sole discretion, shall direct the disposition of such interest. The Plan
Administrator may direct that the funds constituting such interest be held for further distribution or it may expend from such funds amounts for the maintenance and support of the Participant, his spouse, children or other dependents as, in the Plan Administrators' sole discretion, it deems fit and proper.

              11.2 Rights of Employees. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company to dismiss or otherwise terminate the employment of or change the terms of employment or amount of compensation of any Executive at any time for any reason.

              11.3 Liability Limitations. The Company shall be solely responsible for the payment of Plan benefits and no member of the Compensation and Benefits Committee or any officer, director, employee or agent of the Company shall be liable for such benefits. Unless otherwise required by law, no such person shall be liable for any action or failure to act, except where such act or omission was willful or intentional.

              11.4 Claims Procedure. Any claimant whose claim involves eligibility, participation or benefits which is denied shall be entitled to appeal such decision to the Plan Administrator who shall be the named fiduciary for the review of denied claims under Section 503(2) of ERISA. All claim decisions shall be final and binding on all interested parties.

              11.5 Governing Law. Except to the extent the Plan may be subject to the provision of ERISA, the Plan shall be construed and enforced according to the laws of the State of New York
(other than the principles of conflicts of laws).

                            SECTION 12

               AMENDMENT OR TERMINATION OF THE PLAN


              12.1 Amendment. The Board of Directors reserves the right at any time and from time to time, to modify or amend in whole or in part any or all of the provisions of the Plan but no such amendment shall adversely affect any Participant's or Participant's beneficiary's rights to benefits accrued under the Plan prior to the effective date of the amendment.

              12.2 Termination. The Board of Directors shall have the right to terminate the Plan at any time provided that such action shall not adversely affect any Participant's or Participant's beneficiary's rights to benefits accrued under the Plan prior to such action.

                        TABLE OF CONTENTS


                                                             Page

                            SECTION 1

                           DEFINITIONS

         1.1  "Average Final Compensation" . . . . . . . . . .  2
         1.2  "Board of Directors" . . . . . . . . . . . . . .  2
         1.3  "Change of Control". . . . . . . . . . . . . . .  2
         1.4  "Company". . . . . . . . . . . . . . . . . . . .  2
         1.5  "Compensation" . . . . . . . . . . . . . . . . .  2
         1.6  "Committee". . . . . . . . . . . . . . . . . . .  2
         1.7  "Credited Service" . . . . . . . . . . . . . . .  3
         1.8  "Deferred Retirement Date" . . . . . . . . . . .  3
         1.9  "Early Retirement Date". . . . . . . . . . . . .  3
         1.10 "Executive". . . . . . . . . . . . . . . . . . .  3
         1.11 "Normal Retirement Date" . . . . . . . . . . . .  3
         1.12 "Participant". . . . . . . . . . . . . . . . . .  3
         1.13 "Pension Offset" . . . . . . . . . . . . . . . .  3
         1.14 "Plan" . . . . . . . . . . . . . . . . . . . . .  4
         1.15 "Plan Administrator" . . . . . . . . . . . . . .  4
         1.16 "Retirement Date". . . . . . . . . . . . . . . .  4
         1.17 "Social Security Benefit". . . . . . . . . . . .  4
         1.18 "Social Security Offset" . . . . . . . . . . . .  4
         1.19 "Smith Corona Retirement Plan" . . . . . . . . .  4


                            SECTION 2

                          PARTICIPATION

         2.1  Participation. . . . . . . . . . . . . . . . . .  5
         2.2  Continuation of Participation. . . . . . . . . .  5


                            SECTION 3

                         RETIREMENT DATE

         3.1  Normal Retirement Date . . . . . . . . . . . . .  6
         3.2  Deferred Retirement Date . . . . . . . . . . . .  6
         3.3  Early Retirement Date. . . . . . . . . . . . . .  6


                            SECTION 4

                       RETIREMENT BENEFITS

         4.1  Normal Retirement Benefit. . . . . . . . . . . .  7
         4.2  Deferred Retirement Benefit. . . . . . . . . . .  7
         4.3  Early Retirement Benefit . . . . . . . . . . . .  7
         4.4  Adjusted Age and Credited Service. . . . . . . .  8
         4.5  Change of Control. . . . . . . . . . . . . . . .  8


                            SECTION 5

                       DISABILITY BENEFITS

         5.2  Medical Examination; Recovery From Disability.   10


                            SECTION 6

                          DEATH BENEFITS

         6.1  Prior to Retirement. . . . . . . . . . . . . . . 12
         6.2  After Retirement . . . . . . . . . . . . . . . . 13


                            SECTION 7

              IN EVENT OF TERMINATION OF EMPLOYMENT

         7.1  Termination Prior to Retirement. . . . . . . . . 14
         7.2  Termination After Eligibility for
              Retirement . . . . . . . . . . . . . . . . . . . 14


                            SECTION 8

                 TIME AND FORM OF BENEFIT PAYMENT

         8.1  Normal Form of Benefit . . . . . . . . . . . . . 15
         8.2  Optional Forms of Benefit. . . . . . . . . . . . 15


                            SECTION 9

                      PROVISION OF BENEFITS

         9.1  Participant Contributions. . . . . . . . . . . . 16
         9.2  Funding. . . . . . . . . . . . . . . . . . . . . 16


                            SECTION 10

                    ADMINISTRATION OF THE PLAN

         10.1  Plan Administrator. . . . . . . . . . . . . . . 17
         10.2  Powers and Duties of the Plan
               Administrator . . . . . . . . . . . . . . . . . 17


                            SECTION 11

                          MISCELLANEOUS

         11.1  Prohibition Against Encumbrance . . . . . . . . 18
         11.2  Rights of Employees . . . . . . . . . . . . . . 18
         11.3  Liability Limitations . . . . . . . . . . . . . 18
         11.4  Claims Procedure. . . . . . . . . . . . . . . . 18
         11.5  Governing Law . . . . . . . . . . . . . . . . . 19


                            SECTION 12

               AMENDMENT OR TERMINATION OF THE PLAN

         12.1  Amendment . . . . . . . . . . . . . . . . . . . 20
         12.2  Termination . . . . . . . . . . . . . . . . . . 20